EXHIBIT 99 (A)
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INSILCO

Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
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                                  NEWS RELEASE
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Investors: Michael R. Elia             Sr. Vice President & CFO    (614)791-3117
Media:     Adam Weiner or Jon Morgan   Kekst and Company           (212)521-4800


          INSILCO SIGNS AGREEMENTS TO SELL ALL THREE BUSINESS SEGMENTS

                -- COMPLETES REVIEW OF STRATEGIC ALTERNATIVES --

               -- COMPANY FILES VOLUNTARY CHAPTER 11 PETITIONS TO
     FACILITATE PROPOSED SALES; NON-U.S. OPERATIONS EXCLUDED FROM FILING --

     -- $22 MILLION IN CASH, PLUS ONGOING REVENUES, AVAILABLE FOR INSILCO TO
             OPERATE AS USUAL FOR CUSTOMERS, SUPPLIERS, EMPLOYEES --


DUBLIN, OHIO - DECEMBER 16, 2002 - Insilco Holding Co. (OTC Bulletin Board:
INSL) announced today that, having completed its review of strategic alternatives for addressing its capital structure issues, its primary operating subsidiary, Insilco Technologies, Inc., has entered into definitive agreements to sell substantially all of the assets of its three business segments. To facilitate the sales, Insilco Holding Co., and certain of its domestic subsidiaries, filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

Insilco Technologies, Inc., and certain of its subsidiaries, have agreed to sell the passive components business to Bel Fuse Ltd. for approximately $35 million; a substantial majority of the custom assembly business to Amphenol Corporation for approximately $10 million; the North Myrtle Beach custom assembly business to LL&R Partnership, a private investor group, for $1.7 million; and the stamping business to SRDF Acquisition Company LLC, a private investor group, for approximately $13 million. Insilco Technologies, Inc. has also signed a contract to sell the Ireland-based custom assembly business to that facility's general manager, thus resolving approximately $1.8 million of liabilities that would otherwise have been triggered by a plant shutdown. Insilco anticipates that a competitive bidding process in the bankruptcy proceedings will be conducted for each business in an effort to obtain higher or otherwise better offers prior to the close of these transactions.

None of Insilco's operations located outside of the United States were included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions, and it is anticipated that the completion of the sale of the assets of Insilco's Canadian subsidiary will require insolvency proceedings in Canada. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

Insilco emphasized that all of its operations, including its domestic and international manufacturing facilities, are conducting business as usual, including making new order commitments. Until completion of the sales transactions, present employees will continue to receive their regular weekly or semi-monthly compensation from Insilco, and their health and other benefits will continue.
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To enable Insilco to conduct its businesses while the sales are completed, the
Agent for Insilco's senior secured lending group has agreed to the terms and conditions on which it will allow Insilco to use its existing cash reserves, which presently total approximately $22 million, and its revenues from operations, in accordance with an agreed budget, to meet all of its current operating requirements. Insilco's request to use the funds covered by its agreement with the Agent for its senior secured lending group has been submitted to the Bankruptcy Court as part of Insilco's first-day motions. Upon Bankruptcy Court approval of Insilco's request, Insilco will be able to use these funds to pay suppliers in full, under normal terms, for all goods and services provided in the ordinary course of business after the bankruptcy filings, until the asset sales are complete.

David A. Kauer, President and Chief Executive Officer of Insilco Holding Co., said, "We are pleased that our business segments will be acquired by financially stronger companies and capable private investor and management groups, and that we have the resources to continue operating our businesses as usual while the sales of our businesses as going concerns are completed.

"Though our businesses have consistently met their customer commitments and our cash position has remained steady and strong for several months, our holding company's capital structure was not designed for the kind of prolonged, cyclical slowdown that we have been experiencing in our primary markets. After reviewing our alternatives for addressing our capital structure issues, we determined that selling our businesses to new owners, whose capital structures will be better aligned with the current revenues from these businesses, would be in the best interests of our customers, suppliers, employees and lenders. A Chapter 11 filing is the most effective way for Insilco to complete the sales of our business segments and help ensure that they have the resources to continue operating as usual while the sales are being finalized.

"We appreciate the continued support of our customers and suppliers during this period. Our ability to use our $22 million in cash and our revenues from operations to meet all current operating requirements should give our customers confidence and assure our suppliers that they will be paid in full, under normal terms, for all deliveries and new orders made after our Chapter 11 filing. We remain committed to maintaining the levels of service and performance that our customers and suppliers have come to expect from us, and we believe that the companies that have agreed to buy our businesses share our high standards.

"Insilco has been able to attract buyers to provide continuity to our businesses because our employees never stopped focusing on our customers and on fulfilling their needs reliably and efficiently. As a result, we believe our employees will have better opportunities to work with financially stronger organizations. I am proud of their continuing hard work and dedication," Mr. Kauer concluded.

The consummation of the proposed asset sale transactions are subject to, among other things, the completion of a competitive bid process under Chapter 11 (including the opportunity for competing bidders to submit higher or otherwise better offers), Bankruptcy Court approval, and customary closing conditions.

Gleacher Partners LLC is financial advisor and Shearman & Sterling is legal counsel to Insilco.

Separately, Insilco reported that James Ashton and George Peinado, members of the board of directors of Insilco Holding Co., have joined the board of Insilco Technologies, Inc., and that Thompson Dean has resigned as a member of the boards of directors of Insilco Holding Co. and Insilco Technologies, Inc.

About Insilco Holding Co.
Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

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Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WITH RESPECT TO THE PROPOSED TRANSACTIONS BY INSILCO HOLDING CO. THESE STATEMENTS INCLUDE STATEMENTS REGARDING ONGOING OPERATIONS AND THE ANTICIPATED CLOSING OF THE TRANSACTIONS. THERE IS NO ASSURANCE THAT ANY TRANSACTION WILL CLOSE. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL OR CURRENT FACTS REGARDING FUTURE PLANS, EVENTS AND PROSPECTS ARE FORWARD-LOOKING STATEMENTS. CERTAIN SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "ARE EXPECTED TO," "WILL," "WILL CONTINUE," "SHOULD," "WOULD," "SEEKS," "COULD," "ESTIMATES," "INTENDS," "ANTICIPATES" OR SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY, PLANS OR INTENTIONS. THESE STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED INCLUDE DELAYS IN COMPLETING THE TRANSACTION, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS IN WHICH INSILCO HOLDING CO. AND THE PURCHASING ENTITIES ARE ENGAGED AND CHANGES IN THE SECURITIES MARKETS. AS SUCH, FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTY BECAUSE THEY RELATE TO FUTURE EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE.

INSILCO HOLDING CO. DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS, ANY OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.


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